UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-3692788
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 Beechwood Road Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock, and one-quarter of one redeemable Warrant	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-252172

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of ECP Environmental Growth Opportunities Corp. (the “Company”). The description of the units, Class A common stock and warrants to purchase shares of Class A common stock contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-252172), initially filed with the U.S. Securities and Exchange Commission on January 15, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1

Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on January 15, 2021).

3.2

Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on January 15, 2021).

3.3

Form of First Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on February 1, 2021).

3.4	Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on January 15, 2021).

4.1

Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on January 27, 2021).

4.2

Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on January 27, 2021).

4.3

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on January 27, 2021).

4.4

Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on February 1, 2021).

10.1

Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on February 1, 2021).

10.2

Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-252172), filed with the Securities and Exchange Commission on February 1, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.

By:	/s/ Tyler Reeder
Tyler Reeder
President and Chief Executive Officer

Dated: February 8, 2021